Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-259720) pertaining to the: Amended and Restated 2014 Stock Incentive Plan, 2021 Stock Option and Incentive Plan, 2021 Employee Stock Purchase Plan; and
(2) Registration Statement (Form S-8 No. 333-260926) pertaining to the Amended and Restated 2014 Stock Incentive Plan;

of our report dated March 1, 2022, with respect to the consolidated financial statements and schedule of Toast, Inc. included in this Annual Report (Form 10-K) of Toast, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 1, 2022